Exhibit 10.10

MARPAI HEALTH, INC.

Global Stock Incentive Plan (2019)

1.	Name And Purpose.

1.1           This plan, which has been adopted by the Board of Directors of Marpai Health, Inc. (the “Company”), shall be known as the Marpai Health, Inc. Global Stock Incentive Plan (2019), as amended from time to time (the “Plan”).

1.2           The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers of the Company and its Affiliates and subsidiaries, if any, and to promote the Company’s business by providing such individuals with opportunities to receive Awards pursuant to the Plan and to strengthen the sense of common interest between such individuals and the Company’s stockholders.

1.3           Awards granted under the Plan to Service Providers in various jurisdictions may be subject to specific terms and conditions for such grants may be set forth in one or more separate appendix to the Plan, as may be approved by the Board of Directors of the Company, and to the extent required by the Stockholders of the Company, from time to time.

2.	Definitions.

2.1           Terms Generally. Except when otherwise indicated by the context, (i) the singular shall include the plural and the plural shall include the singular; (ii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iii) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (iv) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof shall refer to it as amended from time to time and shall include any successor thereof, (v) reference to a “company” or “entity” shall include a, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof, and reference to a “person” shall mean any of the foregoing or an individual, (vi) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Plan in its entirety, and not to any particular provision hereof, (vii) all references herein to Sections shall be construed to refer to Sections to this Plan; (viii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and (ix) use of the term “or” is not intended to be exclusive.

2.2           Defined Terms. The following terms shall have the meanings ascribed to them in this Section 2:

“Additional Rights” means any distribution of rights, including an issuance of bonus stocks and stock dividends (but excluding cash dividends), in connection with Awards and/or the Stocks issued upon exercise or vesting of Awards.

“Administrator” means the Board of Directors or a Committee.

“Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person, including, without limitation, any parent or subsidiary.

“Applicable Law” means any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange, over-the-counter market or trading system on which the Company’s stocks are then traded or listed.

“Appendix” means any appendix to the Plan adopted by the Board of Directors containing country-specific or other special terms relating to Awards including additional terms with respect to grants of certain types of equity-based Awards.

“Award” means a grant of Options or Restricted Stock Units or allotment of Stocks (including Restricted Stocks) or other equity-based awards under the Plan including any Additional Rights thereunder. All Awards shall be confirmed by an Award Agreement, and subject to the terms and conditions of such Award Agreement.

“Award Agreement” means a written or electronic instrument setting forth the terms applicable to a particular Award.

“Board of Directors” or “Board” means the board of directors of the Company.

“Cause” shall, with regard to each specific Participant, have the same meaning ascribed to such term or a similar term as set forth in any agreements and/or the Participant’s employment agreement or other documents to which the Company or any of its parent, subsidiaries and/or Affiliates and the Participant are a party concerning the provision of services by the Participant to the Company or any of its parent, subsidiaries and/or Affiliates, or, in the absence of such a definition: (a) the commission of a crime of moral turpitude, unless the Board determines that such conviction will not adversely affect the Company or any of its parent, subsidiaries and/or Affiliates, or their reputation, or the ability of the Participant’s to serve the Company or any of its parent, subsidiaries and/or Affiliates; (b) any act of personal dishonesty by the Participant in connection with the Participant’s responsibilities to the Company or any of its parent, subsidiaries and/or Affiliates, including, but not limited to, theft, embezzlement, or self-dealing, (c) any material breach (as determined by the Company in its sole discretion) by the Participant engagement in competing activities, any disclosure of confidential information of the Company or any of its parent, subsidiaries and/or Affiliates or breach of any obligation not to violate a restrictive covenant; (d) a material breach of the Participant’s employment agreement or the agreement governing the provision of services by a non-employee Service Provider which are not cured (if curable) within seven (7) days after receipt of written notice thereof; or (e) any other circumstances under which severance pay (or part of them) may be denied from the Participant upon termination of employment under any Applicable Law.

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“Committee” means a compensation committee or other committee as may be appointed and maintained by the Board of Directors, in its discretion, to administer the Plan, to the extent permissible under Applicable Law, as amended from time to time.

“Consideration” means with respect to outstanding Awards, the right to receive, for each Stock subject to the Award immediately prior to the Transaction, the consideration (whether stocks, cash, or other securities or property) received in the Transaction by holders of Stocks of the Company for each Stock held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration determined by the Administrator, at its sole discretion); provided, however, that if the consideration received in the Transaction is not solely shares of common stock or ordinary shares (or the equivalent), the Administrator may provide for the per stock consideration to be received for an outstanding Award to be solely shares of common stock or ordinary shares or other type of awards (or the equivalent) of the successor corporation or its direct or indirect parent equal in fair market value to the per stock consideration received by holders of Stocks in the Transaction, all as determined by the Administrator.

“Consultant” means any entity or individual who (either directly or, in the case of an individual, through his or her employer) is an advisor or consultant to the Company or its subsidiary or Affiliate.

“Corporate Charter” means the Articles of Association or Certificate of Incorporation of the Company or any similar document, and any subsequent amendments or replacements thereto.

“Disability” shall have the meaning ascribed to such term or a similar term in the Participant’s employment agreement (where applicable), or in the absence of such a definition, the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company because of the sickness or injury of the Participant for a consecutive period of 180 days.

“Fair Market Value” means, as of any date, the value of Stocks, determined as follows:

(i)            If the Stocks are listed on any established securities exchange, the Fair Market Value of a Stock shall be (a) the closing sales price for such stocks (or the closing bid, if no sales were reported) as traded on such exchange or market (or the exchange or market with the greatest volume of trading in the Stocks) on the last market trading day prior to the day of determination, as reported in a recognized daily business newspaper or internet site or such other source as the Board deems reliable, or (b) to the extent required under the rules of the securities exchange in which the Stocks are traded, as determined in accordance with these rules.

(ii)           In the absence of such exchanges for the Stocks, or in case of any other securities, property or rights, the Fair Market Value shall be determined in good faith by the Board of Directors in its sole discretion, with full authority to determine the method for making such determination and which determination shall be conclusive and binding on all parties.

“IPO” means an initial offering of the Company’s Stocks to the public in an underwritten offering under an applicable registration statement.

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“Liquidation” means the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

“Options” means options to purchase Stocks awarded under the Plan subject to the terms and conditions of Section 9.

“Parent” means any company (other than the Company), which now exists or is hereafter organized, in an unbroken chain of companies ending with the Company if, at the time of granting an Award, each of the companies (other than the Company) owns stocks possessing fifty percent (50%) or more of the total combined voting power of all classes of stocks in one of the other companies in such chain,

“Participant” means a recipient of an Award hereunder who executes an Award Agreement.

“Restricted Stocks” means an Award of Stocks under this Plan that is subject to the terms and conditions of Section 7.

“Restricted Stock Units” means an Award entitling a Participant to receive Stocks under this Plan that is subject to the terms and conditions of Section 8.

“Service Provider” means an employee, director, office holder or Consultant of the Company or its parent or subsidiary or Affiliate.

“Stocks” means common stocks of the Company, nominal value US$ [0.0001] per stock (as adjusted for stock split, reverse stock split, bonus stocks, combination or other recapitalization events), or stocks of such other class of stocks of the Company as shall be designated by the Board in respect of the relevant Award(s). Stocks include any securities, property or rights issued or distributed with respect thereto.

“Subsidiary” means any company (other than the Company), which now exists or is hereafter organized or acquired by the Company, in an unbroken chain of companies beginning with the Company if, at the time of granting an Award, each of the companies other than the last company in the unbroken chain owns stocks possessing fifty percent (50%) or more of the total combined voting power of all classes of stocks in one of the other companies in such chain.

“Transaction” means each of the following events: (i) a merger (including, a reverse merger and a reverse triangular merger) or consolidation of the Company with or into another corporation resulting in such other corporation being the surviving entity or the direct or indirect parent of the Company or resulting in the Company being the surviving entity and there is a change in the ownership of stocks of the Company, such that another person or entity owning fifty percent (50%) or more of the outstanding voting power of the Company’s securities by virtue of the transaction, (ii) an acquisition of all or a majority of the stocks of the Company or a purchase by a stockholder of the Company or by an Affiliate of such stockholder, of all the stocks of the Company held by all or substantially all other stockholders or by other stockholders who are not Affiliated with such acquiring party, or (iii) the sale and/or transfer (including by way an exclusive license) of all or substantially all of the assets of the Company; or (iv) such other transaction with a similar effect, as shall be determined by the Board.

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3.	Administration of the Plan.

3.1           The Plan will be administered by the Administrator. If the Administrator is a Committee, such Committee will consist of such number of members of the Board of Directors of the Company (not less than two in number), as may be determined from time to time by the Board of Directors. The Board of Directors shall appoint such members of the Committee, may from time to time remove members from, or add members to, the Committee, and shall fill vacancies in the Committee however caused.

3.2           The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions at a meeting of the Committee at which a majority of its members are present or acts approved in writing by all members of the Committee shall be the valid acts of the Committee. The Committee may appoint a secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business and the implementation of the Plan, as it shall deem advisable, subject to the directives of the Board of Directors and in accordance with Applicable Law.

3.3           Subject to the general terms and conditions of the Plan, and in particular Section 3.4 below, the Administrator shall have full authority in its discretion, from time to time and at any time, to determine (i) eligible Participants, (ii) grants of Awards, including the number of Options, Stocks, Restricted Stock Units or other equity based awards to be covered by each Award, (iii) the time or times at which the Award shall be granted, (iv) the vesting schedule and other terms and conditions applying to Awards, including acceleration provisions, (v) the form(s) of written agreements applying to Awards, (vi) to accelerate, continue, extend or defer the exercisability of any Award or the vesting thereof, including with respect to the period following a Participant’s termination of employment or other service, (vii) the interpretation of this Plan and any Award Agreement and the meaning, interpretation and applicability of terms referred to in Applicable Law, (viii) he Fair Market Value of the Stocks or other securities, property or rights, (ix) the authorization and approval of conversion, substitution, cancellation or suspension under and in accordance with this Plan of any or all Awards or Stocks, (x) the amendment, modification, waiver or supplement of the terms of each outstanding Award, unless otherwise provided under the terms of this Plan, (xi) to correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award Agreement and all other determinations and take such other actions with respect to this Plan or any Award as it may deem advisable (to the extent not inconsistent with the provisions of this Plan or Applicable Law), and (xii) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan and the granting of Awards. The Board of Directors may, in its sole discretion, delegate some or all of the powers listed above to the Committee, to the extent permitted by the Applicable Law, the Company’s corporate documents or other Applicable Law.

3.4           No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder. Subject to the Company’s decision and to all approvals legally required, each member of the Board of Directors or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own willful misconduct or bad faith, to the fullest extent permitted by Applicable Law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s corporate documents, any agreement, any vote of stockholders or disinterested directors, insurance policy or otherwise.

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3.5           The interpretation and construction by the Administrator of any provision of the Plan or of any Award hereunder shall be final and conclusive. In the event that the Board appoints a Committee, the interpretation and construction by the Committee of any provision of the Plan or of any Award hereunder shall be conclusive unless otherwise determined by the Board of Directors. To avoid doubt, the Board of Directors may at any time exercise any powers of the Administrator, notwithstanding the fact that a Committee has been appointed.

3.6           The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by Applicable Law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan, as further detailed in Section 13.2 below.

3.7           Without limiting the generality of the foregoing and subject to any Applicable Law, the Administrator may adopt special appendices and/or guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions, to comply with Applicable Laws, regulations, or accounting, listing or other rules with respect to such domestic or foreign jurisdictions.

4.	Eligible Participants.

4.1           No Award may be granted pursuant to the Plan to any person serving as a member of the Committee or to any other director or officer of the Company at the time of the grant, unless such grant is approved in the manner prescribed for the approval of compensation of directors and office holders under the Applicable Law.

4.2           Subject to the limitation set forth in Section 4.1 above and any restriction imposed by Applicable Law, Awards may be granted to any Service Provider of the Company or its Affiliates. The grant of an Award to a Participant hereunder shall neither entitle such Participant to receive an additional Award or participate in other incentive plans of the Company, nor disqualify such Participant from receiving an additional Award or participating in other incentive plans of the Company. Awards may differ in number of Stocks covered thereby, the terms and conditions applying to them or on the Participant or in any other respect as determined by the Administrator.

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5.	Reserved Stocks.

The Company shall determine the number of Stocks reserved hereunder from time to time, and such number may be increased or decreased by the Company from time to time. Any Stocks under the Plan, in respect of which the right hereunder of a Participant to purchase and/or receive the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant as Awards under the Plan. Any Stocks that remain unissued and are not subject to Awards at the termination of the Plan shall cease to be reserved for purposes of the Plan. Until termination of the Plan the Company shall at all times reserve a sufficient number of Stocks to meet the requirements of the Plan.

6.	Award Agreement.

6.1           The Board of Directors in its discretion may award to Participants Awards available under the Plan. Each Award granted pursuant to this Plan shall be evidenced by an Award Agreement which will be set forth the terms of the Award. The Award Agreement shall comply with and be subject to the following general terms and conditions and the provisions of this Plan, unless otherwise specifically provided in such Award Agreement or terms prescribed by Applicable Law. Award Agreements need not be in the same form and may differ in the terms and conditions included therein.

6.2           The date of grant of each Award shall be the date specified by the Board of Directors at the time such award is made, or in the absence of such specification, the date of approval of the Award by the Board of Directors.

6.3           The Award Agreement shall state, inter alia, the number of Options or Stocks, Restricted Stocks, Restricted Stock Units, or any applicable equity-based units covered thereby, the type of Option or Stock-based or other grant awarded, the vesting schedule, the exercise price, if applicable and any special terms applying to such Award (if any), including the terms of any country-specific or other applicable Appendix, as determined by the Board of Directors.

6.4           A Participant shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award.

7.	Restricted Stocks.

7.1           Eligibility. Restricted Stocks may be issued to all Participants at any time, either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stocks will be made, the number of Stocks to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards as shall be set forth in the Award Agreement. The Administrator may condition the grant or vesting of Restricted Stocks upon the attainment of specified performance targets or such other factors as the Administrator may determine, in its sole discretion. Unless otherwise determined by the Administrator, the Participant shall not be permitted to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, except by will or the laws of descent and distribution (in which case the transfer shall be subject to all restrictions then or thereafter applicable thereto) Restricted Stocks awarded and/or any Additional Rights thereunder under this Plan during a period set by the Administrator (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award Agreement.

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7.2           Terms. The purchase price of Restricted Stocks shall be determined by the Administrator but shall not be less than as permitted under Applicable Law. Awards of Restricted Stocks shall be accepted by executing an Award Agreement and by paying whatever price (if any) the Administrator has designated thereunder.

7.3           Legend. Each Participant receiving Restricted Stocks shall be issued a stock certificate in respect of such Restricted Stocks, unless the Administrator elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stocks. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form (as well as other legend required by the Administrator pursuant to Section 19.4 below):

“THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE STOCKS REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE MARPAI HEALTH, INC. GLOBAL INCENTIVE PLAN (2019), AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY DATED _________. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE AT MARPAI HEALTH, INC.”

7.4           Custody. The Administrator may require that any stock certificates evidencing such stocks and/or Additional Rights be held in custody by the Company or any third party determined by the Company, until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stocks Award, the Participant shall have delivered a duly signed stock transfer deed, endorsed in blank, relating to the Stocks covered by such Award.

7.5           Rights as Stockholder. Except as provided in this Section and Sections 7.3 and 7.4 above and as otherwise determined by the Administrator and set forth in the Award Agreement, the Participant shall have, with respect to the Restricted Stocks and/or, all of the rights of a holder of Stocks including, without limitation, the right to receive any dividends, the right to vote such stocks and, subject to and conditioned upon the full vesting of Restricted Stocks, the right to tender such stocks.

7.6           Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stocks subject to such Restriction Period, the certificates for such stocks shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by Applicable Law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

8.	Restricted Stock Units and Other Equity-Based Awards.

8.1           Eligibility. Restricted Stock Units may be granted to all Participants at any time and from time to time as determined by the Administrator, either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock Units will be made, the number of Restricted Stock Units to be awarded, the number of Stocks subject to the Restricted Stock Units, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards as shall be set forth in the Award Agreement. The Administrator may condition the grant or vesting of Restricted Stock Units upon the attainment of specified performance targets or such other factors as the Administrator may determine, in its sole discretion.

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8.2           Vesting of Restricted Stock Units. Stocks shall be issued to or for the benefit of Participant promptly following each vesting date determined by the Administrator, provided that Participant is still a Service Provider on the applicable vesting date. After each such vesting date, and subject to Section 17, the Company shall promptly cause to be issued for the benefit of Participant Stocks with respect to Restricted Stock Units that became vested on such vesting date. It is clarified that no Stocks shall be issued pursuant to the Restricted Stock Units to Participant until the vesting criteria determined by the Administrator is met.

8.3           Terms. Prior to the actual issuance of any Stocks, each Restricted Stock Unit will represent an unfunded and unsecured obligation of the Company, payable only from the general assets of the Company.

8.4           Rights as Stockholder. A Participant holding Restricted Stock Units shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Stocks issuable upon the vesting of any part of the Restricted Stock Units unless and until such Stocks shall have been issued by the Company to such Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stocks are issued, unless otherwise provided herein.

8.5           Custody. The Administrator may require that any Restricted Stock Unit and/or Additional Rights thereunder be held in custody by the Company or any third party determined by the Company until the lapse of the vesting period thereof and the issuance of Stocks.

8.6           Other Equity-Based Awards. Other equity-based awards (including, without limitation, performance stock awards) may be granted either alone or in addition to or other Awards granted under the Plan to all eligible Participants pursuant to such terms and conditions as the Administrator may determine, including without limitation, in one or more appendix adopted by the Administrator and appended to this Plan.

9.	Options.

9.1           Eligibility. Options may be issued to all Participants at any time, either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the eligible Participants to whom, and the time or times at which, grants of Options will be made, the number of stocks to be subject to the Options, the exercise price to be paid by the Participant (subject to Section), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards as shall be set forth in the Award Agreement. The Administrator may condition the grant or vesting of Options upon the attainment of specified performance targets or such other factors as the Administrator may determine, in its sole discretion. Unless otherwise determined by the Administrator, the Participant shall not be permitted to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, except by will or the laws of descent and distribution (in which case the transfer shall be subject to all restrictions then or thereafter applicable thereto) Options awarded under this Plan.

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9.2           Vesting. Options shall be exercisable pursuant to the terms of the Award Agreement and subject to the terms and conditions of the Plan and any applicable Appendix, as specified in the Award Agreement. The Administrator shall have the authority to determine the vesting schedule and accelerate the vesting of any outstanding Award at such time and under such circumstances as it, in its sole discretion, deems appropriate. Unless otherwise resolved by the Administrator and stated in the Award Agreement, and subject to Section 10 hereof, Options shall vest and become exercisable under the following schedule: twenty-five percent (25%) of the Stocks covered by the Options, on the first anniversary of the vesting commencement date determined by the Administrator (and in the absence of such determination, of date on which such Options were granted), and six and one-quarter percent (6.25%) of the Stocks covered by the Options at the end of each subsequent three-month period thereafter over the course of the following three (3) years; provided that the Participant remains continuously as a Service Provider of the Company or its Affiliates throughout such vesting dates. The Administrator may condition the vesting of Options upon the attainment of specified performance targets or such other factors as the Administrator may determine, in its sole discretion.

9.3           Exercise Price. The exercise price for each stock to be issued upon exercise of an Option shall be such price as is determined by the Board of Directors in its discretion, provided that the price per Stock is not less than the nominal value of each Stock, or to the extent required pursuant to Applicable Law to qualify for favorable tax treatment (as determined by the Administrator), not less than 100% of the Fair Market Value of a Stock on the date of grant.

9.4           Manner of Exercise. An Option, or any part thereof, shall be exercisable by the Participant’s signing and returning to the Company at its principal office, a “Notice of Exercise” in such form and substance as may be prescribed by the Board of Directors from time to time, together with full payment for the Stocks underlying such Option, and the execution and delivery of any other document required pursuant to the applicable Award Agreement.

9.5           Each payment for Stocks under an Option shall be in respect of a whole number of Stocks, shall be affected in (i) cash, or (ii) by check payable to the order of the Company, or (iii) if the Company’s stocks are listed for trading on any securities exchange or over-the-counter market, and if the Administrator so determines, all or part of the exercise price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Stocks and to deliver all or part of the sales proceeds to the Company or the Trustee, or (iv) if the Company’s stocks are listed for trading on any securities exchange or over-the-counter market, and if the Administrator so determines, all or part of the exercise price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Stocks to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company, or (v) such other method of payment acceptable to the Company as determined by the Administrator, and shall be accompanied by a notice stating the number of Stocks being paid for thereby.

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9.6           Rights as Stockholder. Until the Stocks are issued (as evidenced by the appropriate entry in the stock register of the Company or of a duly authorized transfer agent of the Company) a Participant shall have no right to vote or right to receive dividends or any other rights as a stockholder shall exist with respect to such Stocks, notwithstanding the exercise of the Option. Subject to Section 17, The Company shall issue (or cause to be issued) such Stocks promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stocks are issued, except as provided in Section 11 of the Plan. No Stocks shall be issued until payment has been made or provided for, as provided herein.

9.7           Restrictions. The Administrator may designate certain periods, at its reasonable discretion, with respect to all or certain groups of Participants and/or with respect to certain types of Awards, during which the vesting and/or exercise of Options and/or sale of Stocks thereunder shall be restricted or prohibited, including without limitation, in order to comply with Applicable Laws in any relevant jurisdiction and/or rules of any exchange on which the Company’s stocks are traded. During such blackout periods, Participants will not be able to exercise the Options and/or receive and/or sell the Stocks held by or on behalf of the Participants and the Company shall not bear any liability to Participants for any claim, loss or liability that may result from such restrictions.

9.8           Custody. The Administrator may require that any Option and any Stock issued thereunder and any Additional Rights be held in custody by the Company or any third party determined by the Company.

10.	Termination of Relationship as Service Provider.

10.1        Effect of Termination; Exercise after Termination. Any unvested Awards as of the Date of Termination shall terminate effective as of the Date of Termination, and the Stocks covered by the unvested portion of the Award shall revert to the Plan. Unless otherwise determined by the Administrator, if a Participant ceases to be a Service Provider, such Participant may exercise its outstanding Options within such period of time as is specified in the Award Agreement or the Plan to the extent that the Options are vested on the Date of Termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). If, after termination, the Participant does not exercise the vested Options within the time specified in the Award Agreement or the Plan, the Option shall terminate, and the Stocks covered by such Option shall revert to the Plan. In the absence of a provision specifying otherwise in the relevant Award Agreement or unless otherwise resolved by the Administrator, then:

(a)            In the event that the Participant ceases to be a Service Provider for any reason other than termination for Cause, or as a result of Participant’s death or Disability, then (i) the vested Options shall remain exercisable until the earlier of: (a) a period of three (3) months from the Date of Termination; or (b) expiration of the term of the Option as set forth in Section 14.

(b)            In the event that the Participant ceases to be a Service Provider as a result of Participant’s Disability or death, then the vested Options shall remain exercisable until the earlier of: (a) a period of twelve (12) months from the Date of Termination; or (b) expiration of the term of the Option as set forth in Section 14.

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(c)            In the event that the Participant ceases to be a Service Provider for Cause, then all Options will terminate immediately upon the date of such termination for Cause, such that the unvested portion of the Awards will not vest, and the vested portion of the Awards will no longer be exercisable (if applicable), unless otherwise determined by the Administrator. In addition, any Stocks issued upon exercise or (if applicable) vesting of Awards including any Additional Rights thereunder, whether held by the Participant or in custody for the Participant’s benefit, shall be deemed to be irrevocably offered for sale to the Company, any of its Affiliates or any person designated by the Company to purchase, at the Company’s election and subject to Applicable Law, either for no consideration, for the par value of such Stocks or against payment of the exercise price paid with respect to such Stocks upon their issuance, as the Administrator deems fit, upon written notice to the Participant at any time after the Participant’s termination of employment or service. Such Stocks or other securities shall be sold and transferred within 30 days from the date of the Company’s notice of its election to exercise its right. If the Participant fails to transfer such Stocks or other securities to the Company, the Company shall be entitled to forfeit or repurchase such Stocks and to authorize any person to execute on behalf of the Participant any document necessary to effect such transfer, whether or not the stock certificates are surrendered and take any other action necessary in order to achieve such results, all as shall be determined by the Administrator, at its sole and absolute discretion, and the Participant is deemed to irrevocably empower the Company or any person which may be designated by it to take any action by, in the name of or on behalf of the Participant to comply with and give effect to such actions.

(d)            All Restricted Stocks still subject to restriction under the applicable Restriction Period as of the Date of Termination, as set forth in the Award Agreement, shall be forfeited or otherwise subject to repurchase by the Company as of the Date of Termination in consideration for the par-value of such forfeited Stocks, notwithstanding the circumstances of such termination of engagement.

(e)            All Restricted Stock Units shall cease vesting immediately upon the Date of Termination, and the unvested Restricted Stock Units awarded to the Participant shall be forfeited, notwithstanding the circumstances of such termination of engagement.

10.2        Date of Termination. For purposes of the Plan and any Award or Award Agreement, and unless otherwise set forth in the relevant Award Agreement, the “Date of Termination” (whether for Cause or otherwise) shall be the effective date of termination of the Participant’s employment or engagement as a Service Provider.

10.3        Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence (except, for the avoidance of doubt, periods of legally protected leave of absence pursuant to Applicable Law).

10.4        Change of Status. A Service Provider shall not cease to be considered as such in the case of any (a) leave of absence either approved by the Company or its Affiliates, provided that such leave of absence was approved by entity for which the Service Provider is engaged with, or pursuant to Applicable Law, or (b) transfers between locations of the Company and/or its Affiliates or between the Company, and its parent, subsidiary, Affiliate, or any successor thereof; or (c) changes in status (employee to director, employee to consultant, etc.), although such change may affect the specific terms applying to the Service Provider’s Award, provided, in case of the foregoing clauses (b) and (c) above, that the Participant has remained continuously employed by and/or in the service of the Company and its Affiliates since the date of grant of the Award and throughout the vesting period.

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10.5        Extension of Exercise Period. The Administrator may, on such terms and conditions as it may determine appropriate, extends the periods for which Awards held by any Participant may continue to vest and be exercisable; it being clarified that such Awards may lose their entitlement to certain tax benefits under Applicable Law as a result of such modification.

11.	Adjustments.

Upon the occurrence of any of the following described events, a Participant’s rights to purchase Stocks under the Plan shall be adjusted as hereinafter provided:

11.1        Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Stocks covered by each outstanding Award, and the number of Stocks which have been authorized for issuance under the Plan but as to which no Award have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Stock covered by each outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Stocks resulting from a stock split, reverse stock split, combination or reclassification of the Stocks, or any other increase or decrease in the number of issued Stocks effected without receipt of consideration by the Company. For such purpose, the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board of Directors at its sole discretion, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of stocks of any class, or securities convertible into stocks of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Stocks subject to an Award.

11.2        Transactions. In the event of a Transaction, the outstanding (including the unexercised, vested, unvested or restricted) portion of each outstanding Award shall be assumed or substituted with an equivalent Award or the right to receive Consideration by the acquiring or successor corporation or an affiliate thereof, as shall be determined by such entity, subject to the terms hereof. In the event that the successor corporation or any affiliate thereof does not provide for such an assumption, and/or substitution of outstanding Awards and/or the provision of Consideration for outstanding Awards (or any portion of outstanding Awards thereof), then unless determined otherwise with respect to a specific outstanding Award, the Administrator shall have sole and absolute discretion to determine the effect of the Transaction on the portion of Awards outstanding immediately prior to the effective time of the Transaction, which may include any one or more of the following, whether in a manner equitable or not among individual Participants or groups of Participants: (i) that all or a portion of the outstanding Awards shall become exercisable in full on a date no later than ten (10) business days prior to the date of consummation of the Transaction, or on another date and/or dates or at an event and/or events as the Administrator shall determine at its sole and absolute discretion, provided that unless otherwise determined by the Administrator, the exercise and/or vesting of all Awards that otherwise would not have been exercisable and/or vested in the absence of a Transaction, shall be contingent upon the actual consummation of the Transaction and that any or all such Awards that are not exercised at least two (2) business days prior to the consummation of the Transaction shall be cancelled upon or immediately prior to the closing of the Transaction; and/or (ii) that all or a portion or certain categories of the outstanding Awards shall be cancelled upon the actual consummation of the Transaction, and instead the holders thereof will receive Consideration, or no consideration, in the amount and under the terms determined by the Administrator at it sole and absolute discretion; and/or (iii) that an adjustment or interpretation of the terms of the Awards shall be made in order to facilitate the Transaction and/or otherwise as required in context of the Transaction.

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11.3        In the event that the Board approves a Transaction effected by way of a forced or compulsory sale then, without derogating from such provisions and in addition thereto, the Participant shall be obligated, and shall be deemed to have agreed to the offer to effect the Transaction on the terms approved by the Board, and shall sell all of the Stocks held by the Participant on the terms and conditions applying to the holders of Stocks, in accordance with the instructions then issued by the Board. No Participant shall contest, bring any claims or demands, or exercise any appraisal rights related to any of the foregoing. Each Participant shall execute (and authorizes any person designated by the Company to so execute) such documents and agreements, as may be requested by the Company for the purpose of implementing this Section.

11.4        Liquidation. In the event of Liquidation, the Administrator shall have sole and absolute discretion to determine the effect of the Liquidation on the outstanding unexercised, unvested or restricted portion of Awards, which may include the acceleration or cancelation of all or a portion of the unexercised, unvested or restricted portion of the outstanding Awards.

11.5        Cancelation of Awards. In the event that the Board of Directors determines in good faith that, in the context of a Transaction or Liquidation, certain Awards have no monetary value and thus do not entitle the holders of such Awards to any consideration under the terms of the Transaction or Liquidation, the Board of Directors may determine that such Awards shall terminate effective as of the effective date of the Transaction or upon determination of the Board of Directors in the event of Liquidation. Without limiting the generality of the foregoing, the Board of Directors may provide for the termination of any Award, effective as of the effective date of the Transaction or Liquidation, that has an exercise price that is greater than the per stock Fair Market Value at the time of such Transaction or Liquidation, without any consideration to the holder thereof.

11.6        Administrator’s Authority. It is the intention that the Administrator’s authority to make determinations, adjustments and clarifications in connection with the treatment of Awards shall be interpreted as widely as possible, to allow the Administrator maximal power and flexibility to interpret and implement the provisions of the Plan in the event of a recapitalization, Transaction or Liquidation, provided that the Administrator shall determine in good faith that a Participant’s vested rights are not thereby adversely affected without the Participant’s express written consent. Without derogating from the generality of the foregoing, the Administrator shall have the authority, at its sole discretion, to change the vesting schedule of Awards, accelerate Awards, and determine that the treatment of Awards, whether vested or unvested, in a Transaction or Liquidation may differ among individual Participants or groups of Participants, provided that the overall economic impact of the different approaches determined by the Administrator shall be substantively equivalent as of the date of the closing of the Transaction or the effective date of Liquidation.

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12.	Non-Transferability of Awards and Stocks.

12.1        Unless otherwise explicitly approved by the Administrator, no Award may be assigned, transferred, pledged or mortgaged, other than by will or by the laws of descent and distribution or unless otherwise required under Applicable Law, and during the Participant’s lifetime an Award may be exercised and the Stocks subject to the Award may be purchased only by such Participant and any transfer of an Award not permitted hereunder shall be null and void and shall not confer upon any party or person, other than the Participant, any rights. In the event of any transfer of an Award permitted hereunder, the terms of such Award, this Plan and any applicable Award Agreement shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Participant.

12.2        The transfer of Stocks to be issued upon the exercise of the Options shall be limited as set forth in the Plan including, without limitation, pursuant to Section 19.3 and as may be described in the Award Agreement.

12.3        Restricted Stocks may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution, prior to the date on which the date on which any applicable restriction, performance or deferred period lapses. Stocks for which full payment has not been made, may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution.

12.4        For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of a Participant’s rights in respect of Awards or Stocks (including Restricted Stocks) purchasable pursuant to the exercise thereof upon the death of such Participant to such Participant’s estate or other successors by operation of law or will, whose rights therein shall be governed by Section 10.1(b) hereof, and as may otherwise be determined by the Administrator, or as otherwise required under Applicable Law.

13.	Term and Amendment of the Plan.

13.1        The Plan shall expire on the date which is ten (10) years from the date of its adoption by the Board of Directors (except as to Awards outstanding on that date). Awards may be granted at any time after this Plan has been adopted by the Board and the stocks reserved for the Plan effectively created, but not later than the date that is ten (10) years from the date of adoption of the Plan by the Board.

13.2        Notwithstanding any other provision of the Plan, the Administrator may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, except (a) to correct obvious drafting errors or as otherwise required by law or (b) as specifically provided herein, the rights of a Participant with respect to vested Awards granted prior to such amendment, suspension or termination, may not be reduced without the consent of such Participant. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but except (a) to correct obvious drafting errors or as otherwise required by law or applicable accounting rules, or (b) as specifically provided herein, no such amendment or other action by the Administrator shall reduce the rights of any Participant with respect to vested Awards without the Participant’s consent.

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14.	Term of Option.

Unless otherwise explicitly provided in an Award Agreement, if any Option, or any part thereof, has not been exercised and the Stocks covered thereby not paid for within ten (10) years after the date on which the Option was granted, as set forth in the Award Agreement (or any other period set forth in the instrument granting such Option pursuant to Section 9), such Option, or such part thereof, and the right to acquire such Stocks shall terminate, all interests and rights of the Participant in and to the same shall expire, and, in the event that in connection therewith any Stocks are held in trust as aforesaid, such trust shall expire.

15.	Continuance of Engagement.

Neither the Plan nor any grant of Stocks or Awards to a Participant shall impose any obligation on the Company or any related company thereof, to continue the employment or engagement of any Participant as a Service Provider, and nothing in the Plan or in any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve as a Service Provider of the Company or a related company thereof or restrict the right of the Company or a related company thereof to terminate such employment or engagement at any time.

16.	Application of Funds.

The proceeds received by the Company from the sale of Stocks pursuant to Awards granted under the Plan will be used for general corporate purposes of the Company or any related company thereof.

17.	Taxes.

17.1        Any tax consequences and any other mandatory payments arising from the grant, or vesting or exercising of any Award, from the payment for Stocks covered thereby, or from any other event or act (of the Company, and/or its Affiliates, or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or its Affiliates shall withhold taxes according to the requirements under the Applicable Laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its Affiliates may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Stocks issuable) then or thereafter to be provided to the Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring the Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Stocks and/or (iii) by causing the exercise and sale of any Awards or Stocks held by on behalf of the Participant to cover such liability, up to the amount required to satisfy the statutory withholding requirements. In addition, the Participant will be required to pay any amount due in excess of the tax withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

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17.2        The Company and its Affiliates do not undertake or assume any liability or responsibility to the effect that any award shall qualify with any particular tax regime or rules applying to particular tax treatment or tax advantage of any type and the Company and its Affiliates shall bear no liability in connection with the manner in which any award is treated for tax purposes, regardless of whether the Award was granted or intended to qualify under any particular tax regime or treatment. The Company and its Affiliates do not undertake and shall not be required to take any action in order to qualify any Award with the requirements of any particular tax treatment and no indication in any documents to the effect that any Award is intended to qualify for any tax treatment shall imply such undertaking. Moreover, no assurance is made by the Company or any of its Affiliates that any particular tax treatment on the date of grant will continue to exist or that the Award would qualify at the time of exercise or disposition thereof with any particular tax treatment. The Company and its Affiliates shall not have any liability or obligation of any nature in the event that an Award does not qualify for any particular tax treatment, regardless whether the Company could have or should have taken any action to cause such qualification to be met.

17.3        In the event a Participant obtains knowledge of any tax authority inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Awards granted hereunder and/or Stocks and/or Additional Rights issued thereunder the Participant shall immediately notify the Company in writing and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters and shall provide to the Company any information or document relating to any matter hereof, which the Company, in its discretion, requires.

17.4        The receipt of an Award and/or the acquisition of Stocks issued upon the exercise of the Awards may result in tax consequences. The description of tax consequences set forth in the Plan or any Appendix hereto does not purport to be complete, up to date or to take into account any special circumstances relating to a Participant.

17.5        THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING ANY AWARD IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE PARTICIPANT ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE PARTICIPANT.

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18.	Market Stand-Off.

If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the securities laws of any jurisdiction, the Participant shall not sell or otherwise transfer any Stocks or other securities of the Company during a 180-day period or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (the “Market Standoff Period”) following the effective date of registration statement of the Company filed under such securities laws. The Company may require the Participant to execute a form of undertaking to this effect or impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

19.	Conditions Upon Issuance of Stocks.

19.1        Legal Compliance. Stocks shall not be issued pursuant to the exercise of an Option or with respect to any other Award unless the exercise of such Option or grant of such Award and the issuance and delivery of such Stocks shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Stocks hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Stocks as to which such requisite authority shall not have been obtained.

19.2        Investment Representations. As a condition to the exercise of an Option or receipt of an Award, the Administrator may require the person exercising such Option or receiving such Award to represent and warrant at the time of any such exercise or the time of receipt of the Award that the Stocks are being purchased only for investment and without any present intention to sell or distribute such Stocks, and make other representations as may be required under applicable securities laws if, in the opinion of counsel for the Company, such representations are required, all in form and content specified by the Administrator.

19.3        Provisions Governing Stocks. Any Stocks issued pursuant to an Award shall be subject to this Plan and shall be subject to the Corporate Charter, any limitation, restriction or obligation included in any stockholders agreement applicable to all or substantially all of the holders of stocks (regardless of whether or not the Participant is a formal party to such stockholders agreement), any other governing documents of the Company, all policies, manuals and internal regulations adopted by the Company from time to time, as may be amended from time to time, including any provisions included therein concerning restrictions or limitations on disposition of Stocks or grant of any rights with respect thereto, forced sale and bring along/drag along provisions, any provisions concerning restrictions on the use of inside information and other provisions deemed by the Company to be appropriate in order to ensure compliance with Applicable Law. Each Participant shall execute such separate agreement(s) as may be requested by the Company relating to matters set forth in or otherwise for the purpose of implementing this Section. The Participant may be required to execute such separate agreement(s) as a condition to the exercise of any Award or the issuance of any Stock.

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19.4        Legend. The Administrator may require each person receiving Stocks pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Stocks without a view to distribution thereof and such other securities law related representations as the Administrator shall request. In addition to any legend required by the Plan, the certificates for such Stocks may include any legend which the Administrator deems appropriate to reflect any applicable restrictions on transfer. All certificates for Stocks delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of any relevant securities authority, any stock exchange upon which the Stocks are then listed or any national securities association system upon whose system the Stocks are then quoted, any applicable securities law, and any applicable corporate law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

20.	Proxy.

The Company, at its sole discretion, may require that as a condition of grant of an Award, exercise of an Option or issuance of Stocks, the Participant will be required to grant an irrevocable proxy and power of attorney (“Proxy”) to any appropriate person designated by the Company, to vote all Stocks obtained by the Participant pursuant to an Award at all general meetings of Company, and to sign all written resolutions, waivers, consents etc. of the stockholders of the Company on behalf of the Participant, including the right to waive on behalf of the Participant all minimum notice requirements for meetings of stockholders of the Company, and to otherwise exercise every right, power and authority with respect to the Stocks as shall be detailed in the Proxy. Such Proxy shall remain in effect until the consummation of an IPO and shall be irrevocable as the rights of third parties, including investors in the Company, depend upon such Proxy. The Proxy shall be personal to the Participant and shall not survive the transfer of the Participant’s Stocks to a third-party transferee; provided, however, that upon a transfer of the Participant’s Stocks to such a transferee (subject to the terms and conditions of the Plan concerning any such transfer), the transferee may be required to grant an irrevocable Proxy to such appropriate person as the Company, in giving its approval to the transfer, so requires. The Proxy may be included in the Award Agreement of each Participant or otherwise as the Administrator determines. If contained in the Award Agreement, no further document shall be required to implement such Proxy, and the signature of the Participant on the Award Agreement shall indicate approval of the Proxy thereby granted. The holder of the Proxy shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of the Proxy unless arising out of his/her own fraud, bad faith or gross negligence, to the extent permitted by Applicable Law. Such indemnification shall be in addition to any rights of indemnification the holder of the Proxy may have as a director, officer or otherwise under the Company’s corporate documents or any agreement, any vote of stockholders or directors, insurance policy or otherwise.

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21.	Right as a Stockholder.

Subject to Section 7.5, a Participant shall have no rights as a stockholder of the Company with respect to any Stocks covered by an Award until the Participant shall have exercised the Award, paid the exercise price therefor and becomes the record holder of the subject Stocks. No adjustment shall be made for dividends (ordinary or extraordinary, whether in stocks or other securities, cash or other property, or rights, or any combination thereof) or distribution of other rights for which the record date is prior to the date on which the Participant becomes the record holder of the Stocks covered by an Award, except as provided in Section 11 hereof. Any and all voting rights attached to such Stocks shall be subject to Section 20, and the Participant shall be entitled to receive dividends distributed with respect to such Stocks, subject to the provisions of the Corporate Charter and subject to any Applicable Law.

22.	Additional Restrictions on Transfer of Stocks.

Until such time as the Stocks are registered for trade to the public, a Participant shall not be permitted to transfer, sell, assign, pledge, hypothecate, or otherwise encumber or dispose of any Stocks in any way to one or more third parties other than with the prior approval of the Board of Directors and/or in accordance with Applicable Law, and in any event, subject to any relevant provisions of the Company’s corporate documents, as in effect from time to time, and/or the Award Agreement.

23.	Miscellaneous.

23.1        Data Privacy; Data Transfer. Information related to Participant and Awards hereunder, as shall be received from Participant or others, and/or held by, the Company or its Affiliates from time to time, and which information may include sensitive and personal information related to Participant (“Information”), will be used by the Company or its Affiliates (or third parties appointed by any of them) to comply with any applicable legal requirement, or for administration of the Plan as they deems necessary or advisable, or for the respective business purposes of the Company or its Affiliates. The Company and its Affiliates shall be entitled to transfer the Information among the Company or its Affiliates, and to third parties for the purposes set forth above, which may include persons located abroad (including, any person administering the Plan or providing services in respect of the Plan or in order to comply with legal requirements, their respective officers, directors, employees and representatives, and the respective successors and assigns of any of the foregoing), and any person so receiving Information shall be entitled to transfer it for the purposes set forth above. The Company shall use commercially reasonable efforts to ensure that the transfer of such Information shall be limited to the reasonable and necessary scope. By receiving an Award hereunder, Participant acknowledges and agrees that the Information is provided at Participant’s free will and Participant consents to the storage and transfer of the Information as set forth above.

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23.2        Governing Law. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware except with respect to matters that are subject to tax laws, regulations and rules of any specific jurisdiction, which shall be governed by the respective laws, regulations and rules of such jurisdiction. The competent courts located in the State of Delaware shall have exclusive jurisdiction over any dispute arising out of or in connection with this Plan and any Award granted hereunder. By signing any Award Agreement or any other agreement relating to an Award, each Participant irrevocably submits to such exclusive jurisdiction.

23.3        Non-Exclusivity of the Plan. The adoption of this Plan shall not be construed as creating any limitations on the power or authority of the Company to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Company may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Affiliate now has lawfully put into effect.

23.4        Survival. The Participant shall be bound by and the Stocks issued upon exercise or (if applicable) the vesting of any Awards granted hereunder shall remain subject to this Plan after the exercise or (if applicable) the vesting of Awards, in accordance with the terms of this Plan, whether or not the Participant is then or at any time thereafter employed or engaged by the Company or any of its Affiliates

23.5        Fractional Stocks. No fractional Stock shall be issuable upon exercise or vesting of any Award and the number of Stocks to be issued shall be rounded down to the nearest whole Stock, with any Stock remaining at the last vesting date due to such rounding to be issued upon exercise at such last vesting date.

23.6        Severability. If any provision of this Plan, any Award Agreement or any other agreement entered into in connection with an Award shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction. In addition, if any particular provision contained in this Plan, any Award Agreement or any other agreement entered into in connection with an Award shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to fullest extent compatible with Applicable Law as it shall then appear.

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